EXHIBIT 10.13

--------------------------------------------------------------------------------

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                            HENLEY HEALTHCARE, INC.,

                             AMC ACQUISITION CORP.,

                       DAN D. SUDDUTH, BRITTON D. SUDDUTH

                                       AND

                                 ROGER W. DARTT

                             DATED FEBRUARY 9, 1998

--------------------------------------------------------------------------------

                            ASSET PURCHASE AGREEMENT

        This ASSET PURCHASE AGREEMENT is entered into on this 9th day of February, 1998 by and among Henley Healthcare, Inc., a Texas corporation (the "Buyer"), AMC Acquisition Corp., a Texas corporation (the "Seller"), and Dan D. Sudduth, Britton D. Sudduth and Roger W. Dartt (each referred to individually as a "Shareholder" and collectively as the "Shareholders").

                                WITNESSETH                     :

        WHEREAS, Seller is principally engaged in the business of distributing durable medical equipment and devices to Medicare and Medicaid patients (the "Business");

        WHEREAS, the Shareholders collectively own all of the issued and outstanding capital stock of the Seller; and

        WHEREAS, the Seller desires to sell to Buyer, and Buyer desires to purchase from Seller the Business and all of the assets of Seller on the terms and conditions herein set forth.

        NOW, THEREFORE, for and in consideration of the premises, and the mutual and dependent promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1

                           PURCHASE AND SALE OF ASSETS

        1.1 CERTAIN DEFINITIONS. As used in this Agreement, each parenthetically capitalized term in the introduction, recitals and other Sections of this Agreement has the meaning so ascribed to it, and other capitalized terms have the meaning given them in Section 5.1.

        1.2 PURCHASE AND SALE OF ASSETS. Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to sell, convey, transfer, assign and deliver to Buyer all of the assets of Seller existing on the date hereof other than the Excluded Assets (defined below), whether real, personal, tangible or intangible, including without limitation the following assets of Seller relating to or used or useful in the operation of the Business (all such assets being sold hereunder are referred to collectively herein as the "Assets"):

               1.2.1 all real property of Seller as more fully described on
        SCHEDULE 1.2.1 attached hereto (collectively, the "Real Property");

               1.2.2 all tangible personal property of Seller (such as machinery, equipment, leasehold improvements, furniture and fixtures, and vehicles), including, without limitation, that which is more fully described on SCHEDULE 1.2.2 attached hereto but excluding the Inventory (as defined in Section 1.2.3 hereof) (collectively, the "Tangible Personal Property");

               1.2.3 all of Seller's inventory, including, without limitation, that which is more fully described on SCHEDULE 1.2.3 attached hereto (the "Inventory");

               1.2.4 all of Seller's accounts receivable and all other rights of Seller to payment for goods sold or leased or for services rendered, including, without limitation, that which is more fully described in
        SCHEDULE 1.2.4 attached hereto (the "Accounts Receivable");

               1.2.5 all of Seller's intangible assets, including, without limitation, (i) all of Seller's rights to the names "AMC Home Healthcare," "AMC Healthcare," "AMC," "AMC Acquisition Corp." and any similar names used by Seller (ii) all of Seller's rights to any patents, patent applications, copyrights, trademarks and service marks (including registrations and applications therefor), trade names, copyrights, licenses or sublicenses and written know-how, trade secrets and all other similar proprietary data and the goodwill associated therewith (collectively, the "Intellectual Property") used or held in connection with the Business, including without limitation, that which is more fully described on SCHEDULE 1.2.5 attached hereto (collectively, the "Seller's Intellectual Property") and (iii) any and all rights Seller may have in Seller's phone numbers and all of its account ledgers, sales and promotional literature, computer software, books, records, files and data (including customer and supplier lists), copies of contracts and documents evidencing accounts and contracts receivable and payable, and all other records of Seller relating to the Assets or the Business, excluding the corporate minute books of Seller (items (i), (ii) and (iii) collectively, the "Intangibles");

               1.2.6 all leases, subleases, contracts, contract rights, and agreements relating to the Assets or the operation of the Business, including, but not limited to, that which is more fully described on
        SCHEDULE 1.2.6 attached hereto (collectively, the "Contracts");

               1.2.7 all of Seller's franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies relating principally to all or any of the Assets or to the operation of the Business, including, but not limited to, that which is more fully described on
        SCHEDULE 1.2.7 attached hereto (collectively, the "Business Licenses");

               1.2.8  the goodwill and going concern value of the Business;

               1.2.9 all of Seller's backlog of orders for products manufactured or sold by Seller relating to the Business, which were accepted by Seller in the Ordinary Course of Business prior to the date hereof and not invoiced or shipped (or canceled) prior to the date hereof (collectively, the "Backlog Orders");

               1.2.10 all right, title and interest of Seller in and to all prepaid rentals, other prepaid expenses, bonds, deposits and financial assurance requirements, and other current assets relating to any of the Assets or the Business;

               1.2.11 all cash of Seller kept on hand for use in the Business;
        and

               1.2.12 all other or additional privileges, rights, interests, properties and assets of Seller of every kind and description and wherever located that are used in the Business or intended for use in the Business in connection with, or that are necessary for the continued conduct of, the Business as conducted by Seller prior to the date hereof.

The Assets shall not include the following (collectively, the "Excluded Assets"): (i) all assets in possession of Seller but owned by third parties;
(ii) the corporate charter, related organizational documents and minute books of Seller; and (iii) the cash or other consideration paid or payable by Buyer to Seller pursuant to Section 1.3 hereof.

        1.3 CONSIDERATION FOR ASSETS; ASSUMPTION OF LIABILITIES. As consideration for the sale of the Assets to Buyer and for the other covenants and agreements of Seller and Shareholders contained herein, Buyer agrees to (i) issue, in accordance with the restrictions set forth below, to Seller an aggregate of 68,000 shares (the "Buyer Shares") of Buyer's common stock, par value $.01 per share (the "Common Stock"), such number to be determined by dividing $450,000 by the Market Price, and (ii) assume certain liabilities of Seller related to and necessary for the operation of the Business, as disclosed on SCHEDULE 1.3 (collectively, the "Assumed Liabilities"). Except as listed on
SCHEDULE 1.3 with respect to the Assumed Liabilities, Buyer shall not assume or be obligated to pay, perform, or discharge any debt, obligation, expense or liability of Seller, whether absolute or contingent, and whether known or unknown (the "Retained Liabilities").

        1.4 ALLOCATION OF CONSIDERATION. The total consideration for the Assets, including the Assumed Liabilities, shall be allocated among the Assets in accordance with SCHEDULE 1.4. The Buyer, Seller and Shareholders affirm that said allocation is fair and equitable and that the parties shall adhere to such allocation for the purposes of all tax returns filed by them on or after the Closing Date.

        1.5 CLOSING. Consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of counsel to Buyer, Porter & Hedges, L.L.P., 700 Louisiana, Houston, Texas 77002-2764 at 3:30 p.m. on February 9, 1998 (the "Closing Date"), unless another time, place or date is agreed to by the Shareholders and the Buyer.

        1.6 BUYER'S CLOSING DELIVERIES. At the Closing, Buyer shall deliver to the Seller: (i) the Buyer Shares described in Section 1.3; (ii) a duly executed copy of the Consulting Agreement (as defined in Section 1.8); (iii) a duly executed copy of an assignment and assumption agreement pertaining to the Assumed Liabilities; and (iv) a favorable opinion of counsel, dated the Closing Date, from Porter & Hedges, L.L.P., counsel to the Buyer, in form and substance satisfactory to the Seller and the Shareholders, to the effect that (a) the Buyer has been duly incorporated and is validly existing as a corporation in good standing under the laws of its state of organization; (b) this Agreement and the Ancillary Agreements have been duly authorized, executed and delivered by, and are the legal, valid and binding obligation of the Buyer and are enforceable against the Buyer in accordance with their terms, except as enforceability may be limited by (1) equitable principles of general applicability or (2) bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting the rights of creditors generally; (c) the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Buyer, and the consummation of the transactions contemplated in the Agreement, will not constitute a breach or violation of, or default under, the Articles of Incorporation or Bylaws of the Buyer or any Laws applicable to the Buyer, or violate or conflict with or result in breach of, or constitute a default under (or an event which with notice or lapse of time or both, would constitute and default under), any contract, indenture, loan agreement, order, decree or instrument to which the Buyer is a party or by which it or its assets are bound; and

(d) the Buyer Shares, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable by the Buyer and will not be subject to any preemptive rights to purchase such shares. In rendering such opinion, such counsel may rely upon (1) certificates of public officials and of officers of the Buyer as to matters of fact and (2) the opinion or opinions of other counsel, which opinions shall be reasonably satisfactory to the Shareholders, as to matters other than federal or Texas law.

        1.7 SELLER'S AND SHAREHOLDERS' CLOSING DELIVERIES. At the Closing Seller and Shareholders shall deliver to the Buyer: (i) a duly executed copy of the Consulting Agreement (as defined in Section 1.8); (ii) a duly executed bill of sale relating to the Assets, reasonably satisfactory in form and substance to Buyer; (iii) a duly executed assignment relating to the Contracts, reasonably satisfactory in form and substance to Buyer; (iv) a duly executed copy of an assignment and assumption agreement pertaining to the Assumed Liabilities; (v) any consents necessary pursuant to SCHEDULE 1.2.6; (vi) all such other instruments as shall be reasonably requested by the Buyer to vest fully in the Buyer good and indefeasible title to the Assets; and (vii) a favorable opinion of counsel, dated the Closing Date, from Page, Murphree, Byerly & Hansen, P.L.L.C., counsel to Seller, in form and substance satisfactory to Henley, to the effect that (a) Seller has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas and is qualified to transact business in every jurisdiction in which the nature of Seller's contacts requires such qualification, (b) this Agreement and the Ancillary Agreements have been duly authorized, executed and delivered by, and are the legal, valid and binding obligation of the Seller and Shareholders and are enforceable against the Seller and Shareholders in accordance with their terms, except as enforceability may be limited by (1) equitable principles of general applicability or (2) bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting the rights of creditors generally; (c) the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Seller, and the consummation of the transactions contemplated in the Agreement, will not constitute a breach or violation of, or default under, the Articles of Incorporation or Bylaws of the Sellers or any Laws applicable to the Seller, or violate or conflict with or result in breach of, or constitute a default under (or an event which with notice or lapse of time or both, would constitute and default under), any of the Contracts (as defined herein) to which the Seller is a party or by which Seller or its assets are bound; and (d) AMC owns all of its assets free and clear of any Encumbrances other than those Encumbrances listed on the Balance Sheet or Schedules hereto. In rendering such opinion, such counsel may rely upon (1) certificates of public officials and of officers of AMC or the Shareholders as to matters of fact and
(2) on the opinion or opinions of other counsel, which opinions shall be reasonably satisfactory to Henley, as to matters other than federal or Texas law.

        1.8 CONSULTING AGREEMENT. At the Closing, the Buyer will enter into an Consulting Agreement with Roger W. Dartt in the form attached hereto as EXHIBIT A (the "Consulting Agreement").

        1.9 FEDERAL INCOME TAX TREATMENT. The purchase of the Assets pursuant to this Agreement is intended to qualify as a tax-free reorganization under ss. 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code").

        1.10 FURTHER ASSURANCES. From time to time, as and when requested by any party hereto, any other party hereto shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to effectuate the transactions contemplated hereby, including, without limitation, the transfer to Buyer of all of the Assets, free and clear of all Encumbrances.

                                    ARTICLE 2

            REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDERS

        As material inducements to the execution, delivery and performance of this Agreement by Buyer, Seller and each Shareholder hereby jointly and severally represent and warrant to Buyer as follows except as otherwise described in the attached Exception Schedule attached hereto. The Exception Schedule shall identify each exception by the section number(s) of this Article 2 to which it relates.

        2.1 ORGANIZATION AND STANDING. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas. Seller has all necessary corporate power and authority to own, operate, and lease its properties and to carry on its business as now owned or leased and operated by it. Seller neither is, nor is required to be, qualified to do business under the laws of any jurisdiction other than Texas. Seller does not own, directly or indirectly, any interest or investment (whether debt or equity) in any other Person. True, correct and complete copies of Seller's Articles of Incorporation and Bylaws, as each may have been amended, are attached to the Exception Schedule.

        2.2 AUTHORITY AND CONSENT. Seller and each of the Shareholders has the absolute and unrestricted right, power, legal capacity, and authority to enter into, and perform such Seller and Shareholder obligations under this Agreement and the Ancillary Agreements, and no approval or consent of any Person is necessary in connection therewith.

        2.3 AGREEMENT AUTHORIZED AND ENFORCEABLE. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby has been duly and validly authorized by all necessary corporate or shareholder action on the part of the Seller, and this Agreement and the Ancillary Agreements constitute valid and binding obligations of Seller and Shareholders, enforceable against each of them in accordance with their terms, except as may be limited by applicable bankruptcy laws, insolvency laws and other similar laws affecting the rights of creditors generally.

        2.4 NO VIOLATIONS OR CONFLICTS. Except as set forth in Schedule 2.4, neither the execution and delivery of this Agreement and the Ancillary Agreements by Seller and Shareholders nor the consummation of the transactions contemplated hereby and thereby will: (a) violate or conflict with any provision of Seller's Articles of Incorporation or Bylaws, as amended to date; (b) violate or conflict with any provision of any Laws applicable to any of Shareholders, Seller, or their respective business or assets; (c) result in a breach of, or constitute a default (or with notice or lapse of time or both result in a breach of or constitute a default) under or otherwise give any Person the right to terminate or accelerate payment under or performance of any note, bond, loan agreement, contract, lease, license, franchise, permit, trust agreement or declaration of trust, or other agreement or instrument to which any of Shareholders or Seller is a party or to which their respective assets are subject; (d) result in the creation or imposition of any Encumbrance of any nature upon or with respect to any of the assets of Shareholders or Seller; or
(e) be an event that would permit any party to terminate any Contract.

        2.5 FINANCIAL INFORMATION. Including as described in Schedule 2.5, the Seller and Shareholders have delivered to Buyer unaudited financial statements of Seller, consisting of an income statement for the twelve months ended December 31, 1997, and a balance sheet as of December 31, 1997 (the "Balance Sheet Date"), true and correct copies of which will be attached to the Exception Schedule (such financial statements referenced above are herein collectively referred to as the "Financial Information"). Except for customary year-end adjustments to unaudited statements, the Financial Information (a) is in accordance with Seller's books and records, (b) has been prepared in accordance with generally accepted accounting principals consistently applied with prior periods, except that all such financial statements exclude footnotes, (c) fairly presents and is a true and complete statement of the financial position of Seller as of and for the periods indicated, and (d) does not include or omit any material asset or liability (whether fixed, accrued, contingent or other) the inclusion or omission of which renders such financial statements misleading or incomplete. Since the Balance Sheet Date, Seller has not changed any accounting method or practice, or experienced any material adverse change in its financial condition, operations, assets, liabilities (fixed, accrued, contingent, or other), revenues, expenses, or business prospects, or experienced any event or condition that has resulted or is likely to result in such a material adverse change in its business or assets..

        2.6 TAXES. Except as set forth on Schedule 2.6: (i) Seller has timely filed all federal, state, county, local and other excise, franchise, property, severance, payroll, income, capital stock, sales and use, fuel and other tax returns for all fiscal years ended on or before December 31, 1996, and for any periods thereafter for which returns are due, and all such returns are true and correct in all material respects, (ii) Seller has not filed an extension for any tax return otherwise due, (iii) Seller has timely paid all taxes which are shown on such returns to be due or have been assessed against it and all taxes, penalties and interest which any Governmental Authority has proposed or asserted to be owing (except for those being contested in good faith as set forth on the Exception Schedule), (iv) Seller has made all withholding payments of tax required to be made under all tax Laws, (v) provisions and accruals for income taxes, payroll taxes payable, ad valorem property taxes, sales taxes and all other taxes and governmental charges required to be paid by Seller as of the Balance Sheet Date have been set forth in the Financial Information and conform in all material respects with federal income tax principles and are adequate to cover Seller's liability for all periods before the Closing Date, (vi) there is no pending audit of Seller, and Seller has not received any oral or written notice of any proposed audit, by any Governmental Authority, (vii) all tax liabilities to which the properties of Seller may have been subjected have been discharged, except for taxes assessed but not yet payable, (viii) there are no tax Claims presently being asserted against Seller, and to the knowledge of Seller and the Shareholders, there is no basis for any such Claim, (ix) Seller has not granted any extension to any taxing authority of the limitation period during which any tax liability may be asserted thereby, and (x) neither Seller nor Shareholders have received notice or have knowledge of any proposal for increasing the assessed value of any of Seller's properties for tax purposes, or of any pending proceedings or public improvements which would result in the levy of any special tax or assessment against any of Seller's properties.

        2.7 LIABILITIES. Except as set forth in Schedule 2.7, the Seller has no liabilities or obligations, whether absolute, accrued, contingent or otherwise, and neither Seller nor Shareholders have any knowledge of any potential liabilities or obligations of Seller except (a) as reflected or reserved against in Seller's unaudited December 31, 1997 balance sheet referred in Section 2.5 above, (b) obligations to perform services or deliver merchandise in the Ordinary Course of Business that are not delinquent, and (c) liabilities accrued or to be accrued through the Closing Date and set forth on SCHEDULE 1.3 or on the Exception Schedule. Without limiting the generality of the foregoing, Seller has no liability as a guarantor, endorser, co-maker, surety, accommodation maker or in any other capacity for any indebtedness, liability, obligation or commitment of any other Person.

        2.8 ABSENCE OF CERTAIN CHANGES AND EVENTS. Other than as a result of the transactions contemplated by this Agreement, since the Balance Sheet Date, there has not been:

               2.8.1 FINANCIAL CHANGE. Any adverse change in the Assets, the Business or the financial condition, operations, or liabilities or prospects of Seller;

               2.8.2 PROPERTY DAMAGE. Any damage, destruction, or loss to the Assets or the Business (whether or not covered by insurance);

               2.8.3 WAIVER. Any waiver or release of a material right of or claim held by Seller;

               2.8.4 CHANGE IN ASSETS. Any acquisition, disposition, transfer, encumbrance, mortgage, pledge or other encumbrance of any asset of Seller other than in the Ordinary Course of Business;

               2.8.5 LABOR DISPUTES. Any labor dispute between Seller and the Employees; or

               2.8.6 OTHER CHANGES. Any other event or condition that, to the knowledge of the Seller and Shareholders, is likely to have an adverse effect on the Assets, the operations of the Business or the financial condition or prospects of Seller.

        2.9 TITLE TO ASSETS. Seller has and will convey to Buyer good and marketable title to the Assets, free and clear of any Encumbrance except liens for current taxes not yet due and payable and except as set forth in SCHEDULE
2.9 of the Exception Schedule attached hereto. Seller is in possession of all property leased to it from others. The Assets constitute all of the material property, whether real, personal, mixed, tangible or intangible, that is used in the Business by Seller and that is necessary for the continued conduct of the Business as conducted by Seller prior to the date hereof. SCHEDULE 2.9 of the Exception Schedule attached hereto contains a description of all of the personal property leased pursuant to the Contracts, which are the only assets used in the conduct of the Business which are not owned by Seller.

        2.10 REAL PROPERTY. SCHEDULE 1.2.1 attached hereto constitutes an accurate list of all of the Real Property owned by the Seller as of the Closing Date. The Seller has delivered to Buyer a true and correct legal description of each parcel of Real Property. Except as disclosed on SCHEDULE 2.9 of the Exception Schedule attached hereto, their are no liens on or exceptions to the Seller's title to any of the Real Property. There are no pending or threatened condemnation proceedings, lawsuits or administrative actions, relating to any Real Property, which may adversely affect the current use occupancy or value thereof.

        2.11 TANGIBLE PERSONAL PROPERTY AND INVENTORY. SCHEDULES 1.2.2 AND 1.2.3 attached hereto constitute accurate lists of all of the material personal property and Inventory, respectively, as of the Balance Sheet Date prepared by Seller based on perpetual records and cycle counts which is owned by, leased by, in the lawful possession of, or used by Seller in connection with the ownership and operation of the Business. Except as disclosed on SCHEDULE 2.9 of the Exception Schedule attached hereto, no material Tangible Personal Property (i) is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement, or (ii) is located other than in the possession of Seller. The Seller's Tangible Personal Property, including, without limitation, its premises, office equipment, machinery, vehicles, furnishings and fixtures are in good operating condition and repair consistent with the Seller's normal practices subject only to ordinary wear and tear. There are no outstanding requirements or recommendations by the Seller's insurers requiring or recommending any repairs or work be done with respect to the Seller's Assets. To Seller's or Shareholders' knowledge, all items of raw materials, work in process and finished goods included in the Inventory, consist of items of a quality and quantity useable and saleable in the Ordinary Course of Business by Seller, except for obsolete and slow moving items and items below standard quality, all of which have been written down on the books of Seller to net realizable market value or have been provided for by adequate reserves in the Financial Information. No material items included in the Inventory have been pledged as collateral or are held by Seller on consignment from others. The Inventory is valued at the lower of cost (determined on a first-in, first-out basis) or market value and on a basis consistent with that of prior years.

        2.12 ACCOUNTS RECEIVABLE. SCHEDULE 1.2.4 attached hereto constitutes an accurate list of all of the Accounts Receivable owned by Seller. Except to the extent since collected, all Accounts Receivable listed on the SCHEDULE 1.2.4 are evidenced by valid and enforceable written invoices, contracts or other agreements. All amounts paid or collected under such contracts or agreements which are required by applicable Laws to be deposited in trust or deposit accounts have been so deposited on a timely basis in accordance with such Laws. All such trust and deposit accounts have been established, funded and maintained in accordance with all applicable Laws. Except as set forth in the Exception Schedule, the Seller's accounts receivable are fully collectible without resort to legal proceedings or collection agencies, and are not subject to any refunds or other adjustments, or any defenses, rights of set-off, assignments, Encumbrances, or conditions enforceable by third parties, except to the extent reserved against in the Financial Information.

        2.13 INTELLECTUAL PROPERTY. SCHEDULE 1.2.5 attached hereto constitutes an accurate list of all of the material Intellectual Property owned by Seller. Seller owns or possesses licenses to use all Intellectual Property that is necessary for the continued conduct of the Business. The Intellectual Property is owned or licensed by Seller free and clear of any Encumbrance. Seller has not granted to any other Person any license to use any of the Seller's Intellectual Property. The use of the Seller's Intellectual Property will not, and the conduct of the Business prior to the date hereof did not, infringe, misappropriate or conflict with the intellectual property rights of others. Neither Seller nor Shareholders have received any notice of infringement, misappropriation, or conflict with the intellectual property rights of others in connection with the use by Seller of the Seller's Intellectual Property.

        2.14 CONTRACTS. SCHEDULE 1.2.6 attached hereto and incorporated herein by reference lists all of the material contracts, agreements, and other written arrangements to which Seller is a party, or by which Seller or the Assets are bound pertaining to the Business. Each of the Contracts is valid and in full force and effect. There has not been any default by Seller, or to Seller's or Shareholders' knowledge, any other party to any of the Contracts, or any event that with notice or lapse of time or both, would constitute a default by Seller, or to Seller's or Shareholders' knowledge, any other party to any of the Contracts. Neither Seller nor Shareholders have received notice that any party to any of the Contracts intends to cancel or terminate any of the Contracts or exercise or not exercise any options that they might have under any of the Contracts. Except as provided in SCHEDULE 2.4 attached hereto, all Contracts are assignable in full to Buyer without the consent of any of the other parties thereto.

        2.15 BUSINESS LICENSES. SCHEDULE 1.2.7 attached hereto, is a schedule of all material Business Licenses owned by Seller or in which Seller has any rights or licenses in connection with the Business, together with a brief description of each. Seller owns or holds adequate licenses or other rights to use all licenses necessary for the Business as now conducted by Seller. Seller is in compliance in all material respects with the terms of the Business Licenses. None of the Business Licenses have been, or to the knowledge of Seller or Shareholders, are threatened to be, revoked, canceled, suspended or modified.

        2.16 LITIGATION. There is no suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation pending or threatened to which Seller is a party or, to the knowledge of Seller or Shareholders, might become a party or which particularly affects Seller, the Assets or the Business. There are no changes in the zoning or building ordinances directly affecting the leasehold interests of Seller, pending or threatened.

        2.17 ENVIRONMENTAL MATTERS. None of the current or past operations of the Business or the Assets is being or has been conducted or used in such a manner as to constitute a violation of any Applicable Environmental Laws. Neither Seller nor Shareholders have received any notice (whether formal or informal, written or oral) from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to violations of any Applicable Environmental Laws or regarding any claims for remedial obligations or contribution for removal costs or damages under any Applicable Environmental Laws. There are no writs, injunction decrees, orders or judgments outstanding, or lawsuits, claims, proceedings or investigations pending or, to the knowledge of Seller or Shareholders, threatened relating to the ownership, use, maintenance or operation of the Assets or the conduct of the Business, nor is there any basis for any of the foregoing. Buyer is not required to obtain any permits, licenses or similar authorizations pursuant to any Applicable Environmental Laws in effect as of the date hereof to operate and use any of the Assets for their current or proposed purposes and uses or to otherwise conduct the Business. The Assets include all environmental and pollution control equipment necessary for compliance with all Applicable Environmental Laws. No Hazardous Substances have been or are currently being used by Seller in its operations except in compliance with Applicable Environmental Laws, and no Hazardous Substances are or have ever been situated on or under Seller's properties, whether owned or leased, or incorporated into any of the Assets. There are no, nor to the knowledge of the Seller or Shareholders have there ever been any, underground storage tanks (as defined under Applicable Environmental Laws) located under Seller's properties, whether owned or leased.

        2.18 COMPLIANCE WITH OTHER LAWS. The Seller is not in violation of or in default with respect to, or in alleged violation of or alleged default with respect to, any other applicable Law, and Seller is not delinquent with respect to any report required to be filed with any Governmental Authority.

        2.19 NECESSARY CONSENTS. Seller and Shareholders have obtained and delivered to Buyer all consents to assignment or waivers thereof required to be obtained from any Governmental Authority or from any other third party in order to validly transfer the Assets hereunder, including without limitation, the assignment of the Contracts and Business Licenses and the transfer of the Intangibles.

        2.20 SOLVENCY. Neither the Seller nor the Shareholders are now Insolvent, nor will the Seller or Shareholders be rendered Insolvent by the occurrence of the transactions contemplated by this Agreement.

        2.21 CUSTOMERS. SCHEDULE 2.21 attached hereto constitutes a complete and accurate list of the names of substantially all customers of the Business.

        2.22 EMPLOYEES. SCHEDULE 2.22 attached hereto, designates a list of all employees of Seller as of the date hereof (the "Employees"), and their current salary or wage rate, last raise date and amount, current bonus arrangements, last bonus date and amount, and any other compensation arrangements with such Employees.

        2.23   ERISA PLANS, LABOR ISSUES AND AFFILIATE PAYMENTS.

               2.23.1 The Seller does not currently sponsor, maintain or contribute to, and has not at any time sponsored, maintained or contributed to any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (ERISA")) in which any of its employees are or were participants (whether or not on an active or frozen basis) other than those identified on SCHEDULE 2.23 (the "Employee Plans"). Each of the Employee Plans can be terminated or amended at will by the Seller. The Seller has no collective bargaining agreements with any labor union or other representative of employees. The Seller has not engaged in any unfair labor practices which could have a material adverse effect. The Seller has no pending or, to the knowledge of the Seller or the Shareholders, threatened, dispute with any of its existing or former employees. Since the Balance Sheet Date, the Seller has not made any payments to any of its Affiliates, and has not granted or agreed to grant any bonus to any current employee, any general increase in the rates of salaries or compensation of its employees or any specific increase to any current employee, except in accordance with regularly scheduled periodic bonuses and increases identified on SCHEDULE 2.23, and has not provided for any new pension, retirement or other employee benefits to any of its current employees or any increases in any existing benefits.

               2.23.2 Each Employee Plan has been administered and maintained in compliance with all applicable laws, rules and regulations, except where the failure to be in compliance would not, individually or in the aggregate, result in a material adverse effect.

               2.23.3 The Seller has not received any notice that any Employee Plan is currently the subject of an audit, investigation, enforcement action or other similar proceeding conducted by any state or federal agency.

               2.23.4 No pending or, to the knowledge of the Seller or the Shareholders, threatened, claims, suits or other proceedings exist with respect to an Employee Plan, other than normal benefit claims filed by participants or beneficiaries.

               2.23.5 The Seller has no obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired, except as may be required pursuant to the continuation of coverage provisions of Section 4980B of the Code and the applicable provisions of ERISA.

               2.23.6 The Seller has been and is in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, except for any such failures to be in compliance that, individually or in the aggregate, would not result in a material adverse effect, and the Seller is not liable for any arrears of wages or penalties for failure to comply with any of the foregoing. The Seller has not engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, national origin, age, disability or handicap in its employment conditions or practices, and there are no complaints or racial, color, religious, sex, national origin, age, disability or handicap discrimination charges or complaints pending or, to the knowledge of the Seller or the Shareholders, threatened against the Seller before any federal, state or local court, board, department, commission or agency (nor, to the knowledge of the Seller or the Shareholders, does any valid basis therefor exist).

               2.23.7 The Seller has never been a party to any agreement with any union, labor organization or collective bargaining unit. No employees of the Seller are represented by any union, labor organization or collective bargaining unit. To the knowledge of the Sellers or the Shareholders, none of the employees of the Seller has threatened or organize or join in union, labor organization or collective bargaining unit.

               2.23.8 All employees of the Seller are citizens of, or are authorized in accordance with federal immigration laws to be employed in, the United States.

        2.24 INVESTMENT REPRESENTATIONS. The Seller and each of Shareholders acknowledge, represent and agree that:

               2.24.1 the Buyer Shares have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities Laws, and will be "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act;

               2.24.2 the Buyer Shares will be issued in reliance upon exemptions from such registration or qualification requirements, and the availability of such exemptions depends in part upon the Seller's and Shareholders' bona fide investment intent with respect to the Buyer Shares;

               2.24.3 the Seller's and Shareholders' acquisition of the Buyer Shares will be solely for its or their own account for investment, and it or they are not acquiring the Buyer Shares for the account of any other Person or with a view toward resale, assignment, fractionalization, or distribution thereof;

               2.24.4 the Seller and Shareholders shall not offer for sale, sell, transfer, pledge, hypothecate or otherwise dispose of any of the Buyer Shares except in accordance with the restrictions set forth herein and the requirements of Rule 144 promulgated under the Securities Act, or pursuant to a valid registration statement under the Securities Act or other rules, laws, regulations or statutory exceptions under federal or state securities law;

               2.24.5 the Seller and Shareholders have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the Shares, and to make an informed investment decision;

               2.24.6 the Seller and Shareholders have received from Buyer its Disclosure Documents and related materials regarding the Buyer; it and they have had the opportunity to ask questions of, and receive answers from Buyer's officers and directors concerning the acquisition of the Buyer Shares and to obtain such other information concerning Buyer and the Buyer Shares, to the extent they possessed the same or could acquire it without unreasonable effort or expense, as it and they deemed necessary in connection with making an informed investment decision;

               2.24.7 since the Buyer Shares have not been registered under the Securities Act or applicable state securities Laws, the Seller and Shareholders must bear the economic risk of holding the Buyer Shares for an indefinite period of time, and are capable of bearing such risk; and

               2.24.8 each certificate evidencing the Buyer Shares will bear a conspicuous restrictive legend substantially as follows:

               THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND THEY CANNOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH OTHER STATE LAWS OR UPON DELIVERY TO THIS CORPORATION OF AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE CORPORATION THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

        2.25   TAX-FREE REORGANIZATION.

               2.25.1 CONTINUITY OF INTEREST. There is no plan or intention on the part of the Shareholders to sell, exchange or otherwise dispose of a number of the Buyer Shares, received by the Seller pursuant to this Agreement and distributed to the Shareholders, that would reduce the Shareholders' ownership of the Buyer Shares to a number of shares having a value, as of the Closing Date, of less than 50% of the value of all shares of the Seller's capital stock issued and outstanding immediately prior to the Closing Date. For the purposes of this representation, shares of the Seller's capital stock and shares of the Buyer's Common Stock held by the Shareholders and otherwise sold, redeemed or disposed of prior or subsequent to the Closing Date will be considered in making this representation.

               2.25.2 SUBSTANTIALLY ALL OF ASSETS. The Assets constitute at least 90% of the fair market value of the net assets of the Seller and at least 70% of the gross assets held by the Seller immediately prior to the Closing Date. For purposes of this representation, amounts paid by the Seller to the Shareholders who receive cash or other property, amounts used by the Seller to pay its reorganization expenses and all redemptions and distributions (except for regular, normal dividends) made by the Seller immediately preceding the Closing Date will be included as assets of the Seller held immediately prior to the Closing Date.

        2.26 BROKERS. Neither the Shareholders nor Seller or any of their respective Affiliates have employed any broker, agent or finder, or incurred by any liability for any brokerage fees, agent's fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

        2.27 UNTRUE STATEMENTS. This Agreement and all schedules, documents and information furnished by the Seller and Shareholders or any of their respective representatives to Buyer and its representatives pursuant hereto or in connection with the transactions contemplated by this Agreement do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading.

                                    ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF BUYER

        As material inducements for the execution, delivery and performance of this Agreement by the Seller and Shareholders, Buyer hereby represents and warrants to the Seller and Shareholders that as of the Closing Date:

        3.1 ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Texas. Buyer has all the necessary corporate power and authority to own, operate, and lease its properties and to carry on its business as now owned or leased and operated by it. Buyer is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary.

        3.2 AGREEMENTS AUTHORIZED AND ENFORCEABLE. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, including without limitation, the issuance of the Buyer Shares (a) are within the corporate power and authority of the Buyer, and (b) have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement and the Ancillary Agreements constitute valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, except as may be limited by applicable bankruptcy laws, insolvency laws and other similar laws affecting the rights of creditors generally.

        3.3 NO VIOLATION OR CONFLICTS. Neither the execution and delivery of this Agreement and the Ancillary Agreements by the Buyer nor the consummation of the transactions contemplated hereby will: (a) violate or conflict with any provision of Buyer's Articles of Incorporation or Bylaws, as amended to date;
(b) violate or conflict with any provision of any Laws applicable to the Buyer, its Affiliates, or their respective businesses or assets; (c) result in a breach of, or constitute a default (or with notice or lapse of time or both result in a breach of or constitute a default) under or otherwise give any Person the right to terminate or accelerate payment under performance of any note, bond, loan agreement, contract, lease, license, franchise, permit, trust agreement or declaration of trust or other agreement or instrument to which Buyer or any of its Affiliates is a party or to which their respective assets are subject; or
(d) be an event that would permit any party to terminate any material contract of Buyer or any of its Affiliates.

        3.4 DISCLOSURE DOCUMENTS; FINANCIAL INFORMATION. Henley has made all filings with the United States Securities and Exchange Commission (the "SEC") that it has been required to make under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Henley has attached to the Exception Schedule as SCHEDULE 3.4 its Proxy Statement dated May 5, 1997, its Form 10-KSB/A filed for the year ended December 31, 1996, its Form 10-QSB filed for the period ended September 30, 1997, and its Forms 8-K dated October 15, 1997 and October 24, 1997 (collectively, the "Disclosure Documents"). As of their respective filing dates, the Disclosure Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which it was made, not misleading. To Buyer's knowledge, the financial information included in the SEC Documents are true and accurate in all material respects and were prepared in all material respects in accordance with generally accepted accounting principles ("GAAP") (except in the case of unaudited financial statements for the omission of footnotes and year-end audit adjustments). Except as disclosed on SCHEDULE 3.4 or as otherwise specifically contemplated by the terms and provisions of this Agreement, since September 30, 1996, (i) there has been no material adverse change in the consolidated net worth of the Buyer, (ii) there has been no physical damage, destruction or loss suffered by Buyer that would, after taking into account any insurance recoveries payable in respect thereof, have a material adverse effect on the Buyer, and (iii) no event has occurred and no condition exists which, individually or in the aggregate, would have a material adverse effect on this Agreement, the Buyer, or the transactions contemplated by this Agreement.

        3.5 BROKERS. Neither the Buyer nor any of its Affiliates have employed any broker, agent, or finder, or incurred any liability for any brokerage fees, agent's fees, commissions or finder's fees in connection with the transactions contemplated herein.

        3.6 UNTRUE STATEMENTS. This Agreement and all schedules, documents and information furnished by the Buyer or its representatives to the Seller and Shareholders and any of their respective representatives pursuant hereto or in connection with the transactions contemplated by this Agreement do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading.

                                    ARTICLE 4

                                 INDEMNIFICATION

        4.1 INDEMNIFICATION BY SELLER AND SHAREHOLDERS. Seller and each of the Shareholders shall jointly and severally indemnify, defend and hold harmless Buyer against any and all Claims that Buyer shall incur or suffer, which arise, result from or relate to (i) any breach of, or failure by the Seller or Shareholders to perform, any of Seller's or Shareholders' representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or any of the Ancillary Agreements furnished to Buyer by Seller or Shareholders under this Agreement, (ii) the operation of the Business or ownership of the Assets prior to the Closing Date, and (iii) the Retained Liabilities.

        4.2 INDEMNIFICATION BY BUYER. Buyer shall indemnify, defend and hold harmless the Seller and Shareholders against and with respect to any and all Claims that Seller or Shareholder shall incur or suffer, which arise, result from or relate to any breach of, or failure by Buyer to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or any of the Ancillary Agreements furnished to Seller or Shareholders by Buyer under this Agreement and any Claims arising from the operation of the Business or ownership of the Assets subsequent to the Closing Date.

        4.3    INDEMNIFICATION PROCEDURE.

               4.3.1 Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding by a third party (i.e., one who is not a party to this Agreement) with respect to which a Claim for indemnification may be made pursuant to this Article 4, such indemnified party shall, if a Claim in respect thereof is to be made against any indemnifying party, give written notice to the latter of the commencement of such third party action; PROVIDED, HOWEVER, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. In case any such third party action is brought against an indemnified party and indemnification is sought under this Article 4, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such Claim and to employ counsel reasonably satisfactory to such indemnified person. An indemnifying party who elects not to assume the defense of a Claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such Claim or with respect to claims separate but similar or related in the same jurisdiction arising out of the same general allegations. Notwithstanding any of the foregoing to the contrary, the indemnified party will be entitled to select its own counsel and assume the defense of any action brought against it if the indemnifying party fails to select counsel reasonably satisfactory to the indemnified party, the expenses of such defense to be paid by the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a third party Claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such third party Claim. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such third party action, the defense of which has been assumed by an indemnifying party, without the consent of such indemnifying party, which consent shall not be unreasonably withheld.

               4.3.2 If any party becomes aware of a fact, circumstance, claim, situation, demand or other matter (other than a third-party Claim) for which it or any other indemnified party has been indemnified under this
        Article 4 and which has resulted or could result in a Claim being owed to the indemnified party by the indemnifying party, the indemnified party shall give prompt written notice of the Claim to the indemnifying party, stating the nature and basis of the Claim and the amount claimed thereunder, together with supporting information to the Claim, if any. If the indemnifying party does not notify the indemnified party within 30 days from the date such Claim notice is given that it disputes the Claim, the amount of the Claim shall conclusively be deemed to be a liability of the indemnifying party hereunder.

               4.3.3 If an indemnified party and an indemnifying party cannot reach agreement with respect to the validity and amount of any Claim within 30 days after notice thereof is first given, the validity and amount thereof, as the case may be, shall be finally settled pursuant to the dispute resolution procedure set forth in Section 5.9 below.

               4.3.4 Payments of all amounts owing hereunder with respect to any Claim shall be made immediately after (i) the settlement between the parties of the third party Claim, or (ii) the final resolution of the dispute pursuant to Section 5.9 below.

        4.4 INDEMNIFICATION THRESHOLD AND LIMITATION. Notwithstanding any provision to the contrary contained in this Agreement, neither Buyer, nor Seller or Shareholders shall make any Claim against the other party for any breach of representation, warranty, covenant or agreement under this Agreement until the dollar amount of all loss to such other party for such breaches suffered after the Closing, shall exceed in the aggregate the amount of $5,000, and, if such amount is exceeded, Buyer, Seller or Shareholders, as the case may be, shall be required to pay Claims to the extent such Claims exceed $5,000; PROVIDED, HOWEVER, that such threshold shall not apply to Claims relating to the Retained Liabilities.

                                    ARTICLE 5

                                  MISCELLANEOUS

        5.1 CERTAIN DEFINITIONS. As used in this Agreement, each of the following terms has the meaning ascribed to it in this Section 5.1:

               5.1.1 "AFFILIATE" when used to indicate a relationship with any Person, means: (i) any corporation or organization of which such Person is an officer, director or partner or is directly or indirectly the beneficial owner of at least 10% of the outstanding shares of any class of equity securities or financial interest therein; (ii) any trust or other estate in which such Person has a beneficial interest or as to which such Person serves as trustee or in any similar fiduciary capacity; or (iii) any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is acting as agent on behalf of, or as an officer or director of, such Person. As used in the definition of Affiliate, the term "control" (including the terms "controlling," "controlled by" or "under common control with") means the possession, direct or indirect, of the power to direct, cause the direction of or influence the management and policies of a Person, whether through the ownership of voting securities, by contract, through the holding of a position as a director or officer of such Person, or otherwise.

               5.1.2 "AGREEMENT" means and includes this Agreement and the schedules and exhibits hereto.

               5.1.3 "ANCILLARY AGREEMENTS" means the Consulting Agreement between the Buyer and Roger W. Dartt all of even date herewith, and any and all other ancillary documents or agreements entered into among or executed by the parties hereto in order to effect the consummation of the transactions contemplated herein.

               5.1.4 "APPLICABLE ENVIRONMENTAL LAWS" mean all Laws relating to protection of the environment, including, without limitation, land use, zoning, health, chemical use, safety and sanitation Laws, and Laws governing the on or off-site use, storage, treatment, recycling, generation, transportation, processing, handling, production or disposal of Hazardous Substances or sanitary (non-hazardous) substances or waste, including, without limitation, garbage, refuse or other similar substances, including, without limitation (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss.ss. 9601 ET SEQ.), as amended from time to time, including, without limitation, as amended pursuant to the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), and regulations promulgated thereunder, (ii) the Resources Conservation and Recovery Act of 1976 (42 U.S.C. ss.ss. 6901 ET SEQ.), as amended from time to time ("RCRA"), and regulations promulgated thereunder, (iii) the Federal Water Pollution Control Act (U.S.C.A. ss. 9601 ET SEQ.), as amended, and regulations promulgated thereunder, and (iv) any applicable state laws or regulations relating to the environment.

               5.1.5 "CLAIMS" mean any claims, demands, actions, costs, damages, losses, expenses, obligations, liabilities, recoveries, judgments, settlements, suits, proceedings, or causes of action, including interest, penalties (including civil and criminal penalties) and attorneys' fees.

               5.1.6 "COMPETING BUSINESS" means any Person who engages in the Business in the geographic area in which Seller conducts operations as of the date of this Agreement.

               5.1.7 "ENCUMBRANCE" means and includes (i) any security interest, mortgage, deed of trust, pledge, lien (including unpaid debts for which a lien arising under Laws may be asserted if such debts remain unpaid), encumbrance, charge, defect, option, right of first refusal, preferential purchase right, proxy or voting trust or agreement, preemptive right, adverse Claim, equity, power of attorney, equitable interest or servitude, other right or interest of any other Person, or restriction of any kind, including but not limited to, any restriction or servitude on the use, transfer, receipt of income, or other exercise of any attributes of ownership; and (ii) any Uniform Commercial Code financing statement or other public filing, notice, or record that by its terms purports to evidence or notify interested parties of any of the matters referred to in clause (i) that has not been terminated or released by another proper public filing, notice, or record.

               5.1.8 "GOVERNMENTAL AUTHORITY" means any federal, state, county, municipal, or other local governmental body, legislature, agency, commission, board, department, court or other authority, or any subdivision thereof, or private body exercising any regulatory, judicial or taxing authority, and includes, without limitation, the Federal Trade Commission, the Food and Drug Administration, the Environmental Protection Agency, the Occupational Safety and Health Administration, and the Internal Revenue Service.

               5.1.9 "HAZARDOUS SUBSTANCE" means, without limitation, (i) any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulations, polychlorinated biphenyls, benzene, petroleum and petroleum products, methane, or (ii) hazardous materials, hazardous wastes, biomedical wastes, hazardous or toxic substances or related materials defined as such in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 ET SEQ.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 ET SEQ.), or any other Applicable Environmental Laws.

               5.1.10 "INSOLVENT" means, for any Person or entity, that the sum of the present fair saleable value of its assets does not and/or will not exceed its debts and other probable liabilities, and the term "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, disputed or undisputed or secured or unsecured.

               5.1.11 "LAWS" mean any statute, law, code, ordinance, rule, regulation, policy, guideline interpretation, order, permit, license, certificate, writ, judgment, injunction, decree, determination, award or other decision or directive of, or promulgated, issued or declared by any Governmental Authority.

               5.1.12 "MARKET PRICE" means the average of the closing bid and asked prices of the Henley Common Stock on The Nasdaq SmallCap Market for the thirty consecutive trading days ending three days prior to the Closing Date, as furnished by any NASD member firm selected from time to time by the Company for such purpose; PROVIDED, HOWEVER, that if such average is lower than $4.50, the Market Price shall be $4.50, and if such average is higher than $7.50, the Market Price shall be $7.50.

               5.1.13 "ORDINARY COURSE OF BUSINESS" means any action taken by a Person if: (i) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person, (ii) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority), and (iii) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

               5.1.14 "PERSON" means an individual, corporation, limited liability company, partnership, limited partnership, joint venture, joint stock company, firm, company, syndicate, trust, estate, association, Governmental Authority, business, organization or any other incorporated or unincorporated entity.

        5.2 PUBLIC ANNOUNCEMENTS. Except as mutually agreed, neither Buyer, Seller, Shareholders nor any of their respective Affiliates or agents shall issue any press release or public announcement regarding the execution of this Agreement or the transactions contemplated thereby.

        5.3 EXPENSES. Except as otherwise explicitly provided in this Agreement, each of Seller, Shareholders and Buyer shall bear their own respective legal and accounting fees, and other costs and expenses with respect to the negotiation, execution and delivery of this Agreement, and consummation of the transactions contemplated hereby.

        5.4 NOTICES AND WAIVERS. Any notice, instruction, authorization, request, demand or waiver hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the parties hereto at the address indicated beneath their respective signatures on the execution pages of this Agreement, or at such other address and number as a party shall have previously designated by written notice given to the other parties in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

        5.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement shall survive the Closing indefinitely regardless of any investigation made by a party hereto.

        5.6 KNOWLEDGE, GENDER AND CERTAIN REFERENCES. Unless otherwise provided for herein, a representation or statement made herein to the knowledge of Seller or Shareholders shall mean the actual knowledge of Seller or Shareholders. Unless otherwise specified, all references herein to days, weeks, months or years shall be to calendar days, weeks, months or years. Capitalized terms defined in this Agreement are equally applicable to both their singular and plural forms. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter. References to Articles or Sections shall be to Articles or Sections of this Agreement unless otherwise specified. The headings and captions used in this Agreement are solely for convenient reference and shall not affect the meaning or interpretation of any article, section or paragraph herein, or this Agreement. The terms "hereof," "herein" or "hereunder" shall refer to this Agreement as a whole and not to any particular article, section or paragraph. The terms "including" or "include" are used herein in an illustrative sense and not to limit a more general statement. When computing time periods described by a number of days before or after a stated date or event, the stated date or date on which the specified event occurs shall not be counted and the last day of the period shall be counted.

        5.7 SUCCESSOR AND ASSIGNS. This Agreement shall bind, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns, and if an individual, by his executors, administrators, and beneficiaries of his estate by will or the laws of descent and distribution. This Agreement and the rights and obligations hereunder shall not be assignable or delegable by any party; provided, however, that Buyer shall be entitled to assign its rights and delegate its duties hereunder to any corporate Affiliate, but any such assignment shall not have the effect of terminating Buyer's duties or obligations as provided herein.

        5.8 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and of the United States applicable in Texas, excluding, however, (i) any provision of such laws that would render invalid any provision of this Agreement, and (ii) any rule of conflict-of-laws that would direct or refer the resolution of any issue to the laws of any other jurisdiction. Each party hereto hereby acknowledges and agrees that it has consulted legal counsel in connection with the negotiation of this Agreement and that it has bargaining power equal to that of the other parties hereto in connection with the negotiation and execution of this Agreement. Accordingly, the parties hereto agree that the rule that an agreement shall be construed against the draftsman shall have no application in the construction or interpretation of this Agreement.

        5.9 DISPUTE RESOLUTION. Any dispute or controversy between the parties hereto arising from or relating to this Agreement or the construction, validity, interpretation, meaning, performance, non-performance, enforcement, operation or breach of this Agreement shall be submitted to mediation, and if such mediation is unsuccessful then to mandatory, final and binding arbitration. Any mediation or arbitration under this Agreement shall take place pursuant to the following procedures:

               5.9.1 If a dispute or controversy arises either party may request that Judicial Arbitration and Mediation Service ("JAMS") (or similar mediation service of a similar national scope if JAMS no longer then exists) appoint an independent mediator, who shall serve as mediator for all purposes hereof. Each party shall pay an equal proportion of the cost of the mediator's services, in advance upon request by the mediator or any party.

               5.9.2 Within 10 days after appointment of the mediator, the mediator shall schedule a meeting among the parties and the mediator for the purpose of mediating the dispute. If the parties do not resolve the dispute within 30 days after appointment of the mediator, the dispute shall be resolved in arbitration.

               5.9.3 Within 15 days after the mediation or after the 30 day period referenced in Section 6.9.2, whichever is earlier, the parties shall each name and appoint their own arbitrator. If either party fails to name and appoint an arbitrator timely, then an arbitrator shall be appointed for that party by the Senior United States District Judge for the United States District Court in Houston, Texas. The two arbitrators so appointed shall appoint a third arbitrator within 15 days, and if they cannot agree, the appointment of the third arbitrator will he made by the Senior United States District Judge for the United States District Court in Houston, Texas.

               5.9.4 Each party shall bear its own arbitration fees, costs and expenses. The arbitration hearing shall be held in Houston, Texas within 15 days of the appointment of the third arbitrator at a location designated by a majority of the arbitrators within 10 days of the appointment of the third arbitrator. The Commercial Arbitration Rules of the American Arbitration Association, as supplemented hereby, shall apply to the arbitration. The substantive laws of the State of Texas (excluding conflict of laws provisions) shall also apply to the arbitration.

               5.9.5 The arbitration hearing shall be concluded within 10 days unless otherwise ordered by a majority of the arbitrators, and the award thereon shall be made within 15 days after the closing of submission of evidence. An award rendered by a majority of the arbitrators shall be final and binding on all parties to the proceeding and non-appealable, and judgment on the award may be entered by any court of competent jurisdiction.

               5.9.6 The parties stipulate that the provisions of this Section
        5.9 shall be a complete defense to any suit, action or proceeding instituted in any federal, state or local court or before any administrative tribunal with respect to any controversy or dispute arising out of this Agreement between the parties, and the parties waive any right to have the award of the arbitrators appealed. The arbitration provisions of this Agreement shall, with respect to such controversy or dispute, survive the termination or expiration of this Agreement. Should any party institute judicial proceedings seeking to avoid the mediation or arbitration provisions of this Agreement, or should any party in judicial proceedings successfully contest an arbitration award rendered under this Section 5.9, the other parties shall be entitled to recover reasonable attorney's fees, costs and expenses associated with the judicial proceedings, with the amount of attorney's fees, costs and expenses to be determined by the court. If a party fails to comply with the terms of an arbitration award made under this Agreement, the other parties shall be entitled to recover reasonable attorney's fees, costs and expenses incurred in seeking judicial confirmation of the award, with the amount of attorney's fees, costs and expenses to be determined by the court. Failure to comply with the terms of an arbitration award shall include without limitation the failure to pay the full amount due under an arbitration award within the time specified in the arbitration award.

               5.9.7 In determining any award under this Section 5.9, the arbitrators may award amounts for special damages, consequential damages, incidental damages, lost profits, damages for lost business opportunity punitive damages or exemplary damages.

               5.9.8 Neither any party hereto nor the arbitrators may disclose the existence or results of any arbitration hereunder without the prior written consent of the other parties; nor may any party hereto disclose to any party any confidential information disclosed by any other party hereto in the course of an arbitration hereunder without the prior written consent of such other party.

        5.10 SEVERABILITY; JUDICIAL MODIFICATION. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed this Agreement had the terms, provisions, covenants and restrictions which may be hereafter declared invalid, void, or unenforceable not initially been included herein.

        5.11 AMENDMENT AND ENTIRETY. This Agreement, the Ancillary Agreements, and any exhibits hereto or thereto, may be amended, modified, or superseded only by written instrument executed by all parties hereto. This Agreement sets forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements, and understandings relating to the subject matter hereof. In the event of any conflict or inconsistency between the provisions of this Agreement and the contents or provisions of any schedule or exhibit hereto, the provisions of this Agreement shall control.

        5.12 RIGHTS OF PARTIES. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the parties hereto and their respective successors and assigns, nor shall any provision give any third Persons any right of subrogation or action over against any party to this Agreement. Without limiting the generality of the foregoing, it is expressly understood that this Agreement does not create any third party beneficiary rights.

        5.13 TIME OF ESSENCE. Time is of the essence in the performance of this Agreement.

        5.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by facsimile signature, each of which shall be deemed an original and all which together shall constitute one and the same instrument.

                                   [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, this Asset Purchase Agreement is executed and delivered on and as of the day first above written.

BUYER:                                             SELLER:

HENLEY HEALTHCARE, INC.                            AMC ACQUISITION CORP.

   /s/ MICHAEL M. BARBOUR                                /s/ ROGER W. DARTT
----------------------------------------    ------------------------------------
       Michael M. Barbour,                                   Roger W. Dartt,
PRESIDENT AND CHIEF EXECUTIVE OFFICER                          PRESIDENT

Address:       120 Industrial Boulevard      Address: 6001 Stonington, Suite 110
               Sugar Land, Texas 77478                Houston, Texas 77040

Telecopier No.:281/276-7047                  Telecopier No.:

                                  SHAREHOLDERS:

    /s/ DAN D. SUDDUTH                                /s/ BRITTON D. SUDDUTH
----------------------------------------    ------------------------------------
        Dan D. Sudduth                                    Britton D. Sudduth

Address:       2170 Dryden                  Address: 2264 Northwest Parkway,
               Houston, Texas 91730                  Suite A
                                                     Marietta, Georgia 30067

Telecopier No.:                             Telecopier No.:

                               /s/ ROGER W. DARTT
                       ----------------------------------
                                 Roger W. Dartt

                       Address: 10919 Meadowlake
                                Houston, Texas 77042

                       Telecopier No.: